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                                                                    EXHIBIT 10.4

                          AGREEMENT ON FACTUAL MATTERS

GRAVITY Co., Ltd. (hereinafter referred to as "GRAVITY") and Mr. Myoung-Jin Lee (hereinafter referred to as "Lee") hereby enter into this Agreement in respect of the marking of the copyrights for games and other products related to
Ragnarok:

Proposed Marking System

First Proposal: (c) GRAVITY Corp & LeeMyoungJin (studio DTDS) All rights reserved

Second Proposal: (c) GRAVITY & DTDS

Third Proposal: (c) GRAVITY & LeeMyoungJin (DTDS)

Concerning the marking of the copyrights, the first proposal shall be used as default, but the second or third proposal may be used when necessary. If the second or third proposal is used for an unavoidable reason, GRAVITY shall as a matter of principle obtain prior written approval from the original author, Lee, via written correspondence, e-mail or other methods. If such prior approval is impossible to secure due to various reasons, it may be obtained at a later date.

November 19, 2002

/seal/

Yim Keon-su
Representative Director
GRAVITY Co., Ltd.

/seal/

Myoung-Jin Lee (Resident Registration No. 740412-1052628)